Ex 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

SILVERLEAF RESORTS, INC. TO PRESENT AT B. RILEY’S 8th ANNUAL LAS VEGAS INVESTOR
CONFERENCE ON WEDNESDAY, MARCH 14, 2007
- - -
Webcast of Presentation Will Be Available at www.silverleafresorts.com

DALLAS, TEXAS. (March 8, 2007) --- Silverleaf Resorts, Inc. (NASDAQ: SVLF) (“Silverleaf”) today announced that Robert E. Mead, chairman and CEO, will present at the B. Riley & Co. 8th Annual Las Vegas Investor Conference at 9:45 a.m. Pacific Time on Wednesday, March 14, 2007. The conference will take place at the Palms Casino Resort in Las Vegas, Nevada.

To listen to the presentation through a live audio Webcast, please visit the "investor information" section of the Company's Web site (www.silverleafresorts.com). A replay of the live presentation will also be available in the "investor information" section of the Company's Web site (www.silverleafresorts.com) through June 13, 2007.

About Silverleaf

Based in Dallas, Texas, Silverleaf Resorts, Inc. owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading "Risk Factors" in the Company's reports filed with the Securities and Exchange Commission, including the Company's 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218
or
Investor Relations
Erica Pettit, 212-850-5614
or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1